UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 18, 2011

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

__________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure

Due to the natural disaster events in Japan, Deere & Company expects delays on the delivery of some excavators sold under both the Deere and Hitachi brand names as well as Hitachi-branded mining equipment.

Deere is also assessing the impact of the March 11th earthquake and tsunami on its Japanese supply base.  Although some suppliers are recovering from the disruptions caused by last week’s events, present conditions in Japan make it difficult to estimate the full effects on the supply chain.  Because of the uncertain situation in Japan, it is too early to estimate the impact on Deere’s overall business.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to uncertainty and changes in circumstances. More detailed information about risks and uncertainties is contained in Deere & Company filings with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe
Gregory R. Noe
Secretary

Dated: March 18, 2011